UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                     Submission of Matters to a Vote of Security Holders.

On June 16, 2016, Demand Media, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2016 Annual Meeting”). At the 2016 Annual Meeting, 19,416,275 shares were represented in person or by proxy, constituting approximately 95% of the Company’s outstanding shares as of April 21, 2016, the record date for the 2016 Annual Meeting. At the 2016 Annual Meeting, the following two proposals were submitted to the stockholders and the Company’s inspector of elections certified the vote tabulations indicated below.  For more information about the proposals, please refer to the definitive proxy statement for the 2016 Annual Meeting filed by the Company with the Securities and Exchange Commission on April 28, 2016 (the “Proxy Statement”).

Proposal 1 - Election of Directors

The individuals listed below were each re-elected to serve on the Company’s board of directors (the “Board”) for a three-year term expiring at the Company’s 2019 Annual Meeting of Stockholders, or until his successor is duly elected and qualified.

Nominee for Director	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Shares Voted in Favor
Fredric W. Harman	15,554,411	370,585	3,491,279	97.7%
Sean Moriarty	15,595,405	329,591	3,491,279	97.9%
James R. Quandt	15,395,774	529,222	3,491,279	96.7%

Proposal 2 - Ratification of the Independent Registered Public Accounting Firm

Proposal 2 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Shares Voted in Favor
19,005,152	33,507	377,616	—	97.9%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2016	DEMAND MEDIA, INC.

	By:	/s/ Daniel Weinrot
Daniel Weinrot
Executive Vice President and General Counsel

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